AGREEMENT


     THIS AGREEMENT, dated effective this 30th day of October, 1997 is entered into by and between ALASKA GOLD COMPANY, whose address is 340 Hardscrabble Road, Helper, Utah 84526 ("AGC") and SlLVERADO GOLD MINES, INC., an Alaskan corporation, whose address is Suite 505 - 1111 W. Georgia Street, Vancouver, B.C. V6E4M3 ("Silverado" or "Purchaser").

                                     RECITAL

     AGC is the owner of a gold dredge located in the Sheep Creek area, Alaska and Silverado desires to purchase the dredge together with certain real property, and AGC is willing to sell the same on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     A. For the consideration hereafter set forth, AGC agrees:

          (1) to sell to Sllverado all of its right, title and interest in and to the following property situated in Township 1 North, Range 2 West, Fairbanks Meridian:

               (a)  Gold  Dredge  #6  together  with  attached   equipment  (the
          "Dredge") located on the Independence Association Placer Mining Claim, M.S. #2197; and

               (b) Independence Association Placer Mining Claim, M.S. #2197; and

               (c) State of Alaska Leases:

                         ADL 524262
                         ADL 524263
                         ADL 524988
                         ADL 524989

          (2) to  warrant  that  AGC has  good  title to the  Dredge  and  other described property and that it is free and clear of any liens and encumbrances but AGC does not in any way warrant the condition of the Dredge nor any part thereof nor does AGC warrant the Dredge's merchantability or fitness for a particular purpose, it being understood that Sllverado is acquainted with and accepts the Dredge and the other described property "as is" and "where is" in their present condition.

     B. Silverado agrees to purchase the Dredge and the other described property for a total purchase price of One Hundred Twenty Thousand Dollars (US$120,000) payable to AGC as follows:

          (1) $40,000 in cash on the closing of this transaction; and

          (2) a Promissory Note for the balance of the purchase price in the amount of $80,000 payable in two (2) equal installments of $40,000 each on the anniversary of the closing of this transaction and secured by a mortgage or deed of trust satisfactory to AGC.

     C. Silverado also agrees:

          (1) to assume all obligations and liabilities respecting the Dredge and the other described property and, except as may be provided by law to the contrary, to indemnify, defend and hold harmless AGC from and against any damage, loss, claim, demand or liability arising out of or resulting in any way from Silverado's ownership, use, operation, dismantling and/or removal of the Dredge and/or from failure of Silverado to perform all its obligations under this Agreement; and

          (2) to carry at all times during the term of this Agreement and until completion of all payments under the Promissory Note, with insurance companies satisfactory to AGC, the following minimum insurance coverages:

               (i) Workmen's compensation insurance (including occupational disease insurance) as required by law;

               (ii) Employer's liability insurance with limits of not less than Five Hundred Thousand Dollars ($500,000) each accident or bodily injury by accident or Five Hundred Thousand Dollars ($500,000) each employee for bodily injury or disease;

               (iii) Commercial general liability insurance (CGL) with a limit of not less than Two Million Dollars ($2,000,000) each occurrence. If such CGL insurance contains a general aggregate limit, it shall apply separately to the other described property location; and

               (iv) Business automobile liability insurance with a limit of not less than One Million Dollars ($1,000,000) each accident. Such insurance shall cover liability arising out of any automobile (including own, hired and non-owned autos).

          Policies providing coverage under this Agreement shall not be subject to cancellation or material change except upon thirty (30) days prior written notice to AGC. AGC shall be named as an additional insured on all policies providing coverage under this Agreement. Silverado shall provide

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

     evidence in the form of a certificate of such insurance promptly following the execution of this Agreement, annually thereafter, and at such other times as AGC may reasonably request.

     D. The parties mutually agree that as soon as possible but not later than thirty (30) days from the date of this Agreement, the transaction shall close on a date and place convenient to the parties at which the following shall occur:

          (1) AGC shall execute, acknowledge and deliver to Silverado conveyance instruments in the forms of the Deed and the Bill of Sale attached hereto as Exhibits A and B respectively; and

          (2) Silverado shall deliver to AGC:

               - Cash payment of US$40,000 by certified check or bank wire transfer;

               - Promissory Note in the form of Exhibit C hereto for the balance of the purchase price; and

               -    Security document satisfactory to AGC.

          (3) Parties will execute such other documents as are appropriate to complete this transaction.

     Upon delivery of documents and the purchase price, Silverado shall be responsible for any and all obligations relating to the dredge and other described property and deemed to have assumed possession and orderly supervision thereafter.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 30th day of October, 1997.

                                                             ALASKA GOLD COMPANY

                                                           /s/ Michael P. Watson
                                                           ---------------------
                                                 By: Michael P. Watson V.P. Land
                                                     ---------------------------

                                                      SlLVERADO GOLD MINES, INC.

                                                            /s/ Garry L. Anselmo
                                                            --------------------
                                                     By: Garry L. Anselmo C.E.O.
                                                     ---------------------------

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